Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline, L.P. Reports

Fourth-Quarter and Full-Year 2011 Results

(Houston — February 8, 2012) Plains All American Pipeline, L.P. (NYSE: PAA) today reported net income attributable to Plains of $278 million, or $1.37 per diluted limited partner unit, for the fourth quarter of 2011 and net income attributable to Plains of $966 million, or $4.88 per diluted limited partner unit, for the full year 2011.  Net income attributable to Plains for the fourth quarter of 2010 was $142 million, or $0.67 per diluted limited partner unit, and net income attributable to Plains for the full year 2010 was $505 million, or $2.40 per diluted limited partner unit.  The Partnership reported earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $426 million and $1.54 billion for the respective fourth-quarter and full-year 2011 periods compared to reported EBITDA of $277 million and $1.02 billion, for the comparable 2010 periods.

“PAA delivered record level performance for the fourth quarter and full year of 2011 and meaningfully exceeded our public guidance ranges,” said Greg L. Armstrong, Chairman and CEO of Plains All American. “These results are a testament to the strength of PAA’s business model and strategic asset base and the outstanding execution by PAA’s employees during a period of strong fundamentals and favorable market conditions.”

“Looking forward, PAA is well positioned to continue to deliver attractive results. During 2011, we invested $1.9 billion in expansion capital and acquisitions and we plan to invest over $2.5 billion in 2012 through our $850 million expansion capital program and our pending $1.7 billion acquisition of BP’s Canadian NGL business.  PAA is also well positioned to finance this growth while maintaining a solid capital structure and a high level of liquidity.  As a result of our proactive financing activities and cash generated in excess of our distributions, PAA ended the year with a strong balance sheet, over $3.5 billion of committed liquidity and favorably positioned with respect to our targeted credit profile.”

“Based on this positioning and strong industry fundamentals, we are targeting to increase our limited partner distributions by 8% to 9% during 2012, while maintaining attractive distribution coverage levels.”

The Partnership’s reported results include the impact of items that affect comparability between reporting periods.  These items are excluded from adjusted results, as detailed in the table below.  Accordingly, the Partnership’s fourth-quarter 2011 adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA were $322 million, $1.65 and $471 million, respectively, as compared to fourth-quarter 2010 respective results of $187 million, $0.99 and $322 million.

The Partnership’s adjusted net income attributable to Plains, adjusted net income per diluted limited partner unit and adjusted EBITDA for the full year 2011 were $1.02 billion, $5.24 and $1.60 billion, respectively, as compared to the full-year 2010 respective results of $594 million, $3.03 and $1.11 billion. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

The following table summarizes selected items that the Partnership believes impact comparability of financial results between reporting periods (amounts in millions, except per unit amounts):

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Selected Items Impacting Comparability - Income / (Loss) (1):
Equity compensation expense (2)	$(37)	$(33)	$(77)	$(67)
Gains/(losses) from other derivative activities	(11)	(12)	61	(14)
Net loss on early repayment of senior notes	—	—	(23)	(6)
Gain/(loss) on foreign currency revaluation	10	—	(7)	—
Significant acquisition-related expenses	(6)	—	(10)	—
Other (3)	—	—	1	(2)
Selected items impacting comparability of net income attributable to Plains	(44)	(45)	(55)	(89)
Less: GP 2% portion of selected items impacting comparability	1	1	1	2
LP 98% portion of selected items impacting comparability	$(43)	$(44)	$(54)	$(87)

Impact to basic net income per limited partner unit	$(0.28)	$(0.31)	$(0.37)	$(0.64)
Impact to diluted net income per limited partner unit	$(0.28)	$(0.32)	$(0.36)	$(0.63)

(1) Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

(2) Equity compensation expense for both the three and twelve months ended December 31, 2011 and 2010 excludes the portion of equity compensation expense represented by grants under our Long-term Incentive Plans (“LTIPs”) that, pursuant to the terms of the grant, will be settled in cash only and have no impact on diluted units.

(3) Includes other immaterial selected items impacting comparability, as well as the noncontrolling interests’ portion of selected items.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

The following tables present certain selected financial information by segment for the fourth-quarter and full-year 2011 and 2010 reporting periods (amounts in millions):

	Three Months Ended			Three Months Ended
	December 31, 2011			December 31, 2010
			Supply &			Supply &
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$301	$280	$8,501	$271	$127	$6,997
Purchases and related costs (1)	(27)	(118)	(8,190)	(21)	(6)	(6,823)
Field operating costs (excluding equity compensation expense) (1)	(93)	(43)	(89)	(87)	(34)	(52)
Equity compensation expense - operations	(9)	(1)	(1)	(6)	(1)	(1)
Segment G&A expenses (excluding equity compensation expense) (2)	(20)	(11)	(20)	(17)	(10)	(20)
Equity compensation expense - general and administrative	(17)	(8)	(18)	(18)	(8)	(14)
Equity earnings in unconsolidated entities	4	—	—	—	—	—
Reported segment profit	139	99	183	122	68	87
Selected items impacting comparability of segment profit (3)	21	8	17	16	7	22
Segment profit excluding selected items impacting comparability	$160	$107	$200	$138	$75	$109

Maintenance capital	$34	$6	$3	$24	$4	$2

	Twelve Months Ended			Twelve Months Ended
	December 31, 2011			December 31, 2010
			Supply &			Supply &
	Transportation	Facilities	Logistics	Transportation	Facilities	Logistics
Revenues (1)	$1,165	$796	$33,068	$1,045	$490	$24,990
Purchases and related costs (1)	(115)	(205)	(31,984)	(73)	(23)	(24,448)
Field operating costs (excluding equity compensation expense) (1)	(387)	(165)	(314)	(346)	(140)	(195)
Equity compensation expense - operations	(14)	(2)	(2)	(12)	(2)	(3)
Segment G&A expenses (excluding equity compensation expense) (2)	(69)	(47)	(86)	(65)	(39)	(75)
Equity compensation expense - general and administrative	(38)	(19)	(35)	(36)	(16)	(29)
Equity earnings in unconsolidated entities	13	—	—	3	—	—
Reported segment profit	555	358	647	516	270	240
Selected items impacting comparability of segment profit (3)	40	23	(34)	33	14	37
Segment profit excluding selected items impacting comparability	$595	$381	$613	$549	$284	$277

Maintenance capital	$86	$22	$12	$67	$17	$9

(1) Includes intersegment amounts.

(2) Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time.  The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period. Includes acquisition-related expenses for the 2011 periods.

(3) Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.

Adjusted segment profit for the Transportation segment for the fourth quarter and full year 2011 increased by approximately 16% and 8%, respectively, over comparable 2010 results.  Increases for both periods were primarily driven by higher pipeline tariffs and volumes, partially offset by higher operating expenses.  Full-year 2011 results include a $31 million negative impact associated with the Rainbow pipeline incident that occurred during the second quarter.

Adjusted segment profit for the Facilities segment for the fourth quarter and full year 2011 increased by approximately 43% and 34%, respectively, over comparable 2010 results primarily due to the Southern Pines gas storage facility acquisition (closed in February 2011) and capacity increases from organic growth capital projects.

Adjusted segment profit for the Supply and Logistics segment for the fourth quarter and full year 2011 increased by approximately 83% and 121%, respectively, over comparable 2010 results primarily due to increased crude oil lease gathering volumes and margins related to high levels of drilling activity in areas that we service, the acquisition of Nexen’s Bakken crude oil business (closed in December 2010) and favorable crude oil market conditions.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

The Partnership’s basic weighted average units outstanding for the fourth quarter 2011 totaled 152 million (154 million diluted) as compared to 138 million (139 million diluted) in last year’s fourth quarter. On December 31, 2011, the Partnership had approximately 155.4 million units outstanding, long-term debt of approximately $4.5 billion and a long-term debt-to-total capitalization ratio of 43%.

The Partnership has declared a quarterly distribution of $1.025 per unit ($4.10 per unit on an annualized basis) payable February 14, 2012, on its outstanding limited partner units.  This distribution represents an increase of approximately 7.0% over the quarterly distribution paid in February 2011 and an increase of approximately 3.0% over the quarterly distribution paid in November 2011.

The Partnership will hold a conference call at 11:00 AM (Eastern) on February 9, 2012 (see details below).  Prior to this conference call, the Partnership will furnish a current report on Form 8-K, which will include material in this press release and financial and operational guidance for the first quarter and full year 2012.  A copy of the Form 8-K will be available on the Partnership’s website at www.paalp.com.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with GAAP, management uses additional measures that are known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future. These measures include adjusted EBITDA and implied distributable cash flow (“DCF”).

Management believes that the presentation of such additional financial measures provides useful information to investors regarding our performance and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide additional information about our core operating performance and ability to generate and distribute cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) present measurements that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) the mark-to-market of derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), (iii) items that are not indicative of our core operating results and business outlook and/or (iv) other items that we believe should be excluded in understanding our core operating performance. We have defined all such items as “Selected Items Impacting Comparability.” These additional financial measures are reconciled from the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, our consolidated financial statements and footnotes.

Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. A full analysis of these types of variations are not separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Annual Report on Form 10-K.

Conference Call

The Partnership will host a conference call at 11:00 AM (Eastern) on Thursday, February 9, 2012 to discuss the following items:

1.                           The Partnership’s fourth-quarter and full-year 2011 performance;

2.                           The status of major expansion projects;

3.                           Capitalization and liquidity;

4.                           Financial and operating guidance for the first quarter and full year 2012; and

5.                           The Partnership’s outlook for the future.

Webcast Instructions

To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations,” and then choose “Conference Calls.”  Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

Alternatively, you may access the live conference call by dialing toll free 800-230-1085. International callers should dial 612-288-0340. No password is required. You may access the slide presentation accompanying the conference call a few minutes prior to the call under the Conference Call Summaries portion of the Conference Calls tab of the Investor Relations section of PAA’s website at www.paalp.com.

Telephonic Replay Instructions

To listen to a telephonic replay of the conference call, please dial 800-475-6701, or, for international callers, 320-365-3844, and replay access code 232108.  The replay will be available beginning Thursday, February 9, 2012, at approximately 1:00 PM (Eastern) and continue until 11:59 PM (Eastern) Thursday, March 9, 2012.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, failure to consummate and integrate the BP NGL acquisition; failure to implement or capitalize on planned internal growth projects; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; shortages or cost increases of supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; the effects of competition; interruptions in service on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; factors affecting demand for natural gas and natural gas storage services and rates; future developments and circumstances at the time distributions are declared; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas-related petroleum products. Through its general partner interest and majority equity ownership position in PAA Natural Gas Storage, L.P. (NYSE: PNG), PAA also develops and operates natural gas storage facilities. PAA is headquartered in Houston, Texas.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

REVENUES	$8,884	$7,231	$34,275	$25,893

COSTS AND EXPENSES
Purchases and related costs	8,141	6,688	31,564	23,921
Field operating costs	232	179	870	689
General and administrative expenses	94	87	294	260
Depreciation and amortization	58	64	249	256
Total costs and expenses	8,525	7,018	32,977	25,126

OPERATING INCOME	359	213	1,298	767

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	4	—	13	3
Interest expense	(63)	(64)	(253)	(248)
Other income/(expense), net	5	—	(19)	(9)

INCOME BEFORE TAX	305	149	1,039	513
Current income tax benefit/(expense)	(13)	1	(38)	1
Deferred income tax expense	(4)	(4)	(7)	—

NET INCOME	288	146	994	514
Less: Net income attributable to noncontrolling interests	(10)	(4)	(28)	(9)
NET INCOME ATTRIBUTABLE TO PLAINS	$278	$142	$966	$505

NET INCOME ATTRIBUTABLE TO PLAINS:
LIMITED PARTNERS	$210	$94	$730	$330
GENERAL PARTNER	$68	$48	$236	$175

BASIC NET INCOME PER LIMITED PARTNER UNIT	$1.38	$0.68	$4.91	$2.41

DILUTED NET INCOME PER LIMITED PARTNER UNIT	$1.37	$0.67	$4.88	$2.40

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	152	138	149	137

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	154	139	150	138

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

OPERATING DATA (1)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Transportation activities (Average Daily Volumes in thousands of barrels):
Tariff activities
All American	34	38	35	39
Basin	463	386	440	378
Capline	145	227	160	223
Line 63/Line 2000	113	104	114	109
Salt Lake City Area Systems (2)	132	132	137	135
Permian Basin Area Systems (2)	412	348	404	371
Mid-Continent Area Systems (2)	201	219	213	214
Manito	67	66	66	61
Rainbow	144	182	135	187
Rangeland	63	52	59	52
Refined products	110	115	102	116
Other	1,118	1,021	1,077	1,004
Tariff activities total	3,002	2,890	2,942	2,889
Trucking	109	105	105	97
Transportation activities total	3,111	2,995	3,047	2,986

Facilities activities (Average Monthly Volumes):
Crude oil, refined products and LPG storage (average monthly capacity in millions of barrels)	73	63	70	61
Natural gas storage (average monthly capacity in billions of cubic feet)	76	50	71	47
LPG processing (average throughput in thousands of barrels per day)	14	12	14	14
Facilities activities total (average monthly capacity in millions of barrels) (3)	86	72	82	70

Supply & Logistics activities (Average Daily Volumes in thousands of barrels):
Crude oil lease gathering purchases	776	636	742	620
LPG sales	118	123	103	96
Waterborne cargos	—	37	21	68
Supply & Logistics activities total	894	796	866	784

(1) Volumes associated with acquisitions represent total volumes for the number of days or months (dependent on the calculation) we actually owned the assets divided by the number of days or months in the period.

(2) The aggregate of multiple systems in the respective areas.

(3) Facilities total is calculated as the sum of: (i) crude oil, refined products and LPG storage capacity; (ii) natural gas capacity divided by 6 to account for the 6:1 mcf of gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iii) LPG processing volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in millions)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets	$4,351	$4,381
Property and equipment, net	7,740	6,691
Goodwill	1,854	1,376
Linefill and base gas	564	519
Long-term inventory	135	154
Investments in unconsolidated entities	191	200
Other, net	546	382
Total assets	$15,381	$13,703

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$4,511	$4,215
Senior notes, net of unamortized discount	4,262	4,363
Long-term debt under credit facilities and other	258	268
Other long-term liabilities and deferred credits	376	284
Total liabilities	9,407	9,130

Partners’ capital excluding noncontrolling interests	5,446	4,342
Noncontrolling interests	528	231
Total partners’ capital	5,974	4,573
Total liabilities and partners’ capital	$15,381	$13,703

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

CREDIT RATIOS

(in millions)

December 31,
2011 (1)
Short-term debt	$679
Long-term debt	4,520
Total debt	$5,199

Long-term debt	4,520
Partners’ capital	5,974
Total book capitalization	$10,494
Total book capitalization, including short-term debt	$11,173

Long-term debt-to-total book capitalization	43%
Total debt-to-total book capitalization, including short-term debt	47%

			December 31,
	December 31,		2010
	2010	Adjustment (1)	Adjusted
Short-term debt	$1,326	$466	$1,792
Long-term debt	4,631	(466)	4,165
Total debt	$5,957	$—	$5,957

Long-term debt	4,631	(466)	4,165
Partners’ capital	4,573	—	4,573
Total book capitalization	$9,204	$(466)	$8,738
Total book capitalization, including short-term debt	$10,530	$—	$10,530

Long-term debt-to-total book capitalization	50%		48%
Total debt-to-total book capitalization, including short-term debt	57%		57%

(1) Our $500 million, 4.25% senior notes will mature in September 2012 and thus are classified as short-term debt at December 31, 2011. These notes were issued in July 2009 and the proceeds are being used to supplement capital available from our hedged inventory facility. The December 31, 2010 adjustment represents the portion of these senior notes that had been used to fund hedged inventory and would have been classified as short-term debt if funded on our credit facilities.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT

(in millions, except per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Numerator for basic and diluted earnings per limited partner unit:
Net Income Attributable to Plains	$278	$142	$966	$505
Less: General partner’s incentive distribution (1)	(63)	(46)	(221)	(168)
Less: General partner 2% ownership	(5)	(2)	(15)	(7)
Net income available to limited partners in accordance with application of the two-class method for MLPs	$210	$94	$730	$330

Denominator:
Basic weighted average number of limited partner units outstanding	152	138	149	137
Effect of dilutive securities:
Weighted average LTIP units	2	1	1	1
Diluted weighted average number of limited partner units outstanding	154	139	150	138

Basic net income per limited partner unit	$1.38	$0.68	$4.91	$2.41

Diluted net income per limited partner unit	$1.37	$0.67	$4.88	$2.40

(1) We calculate net income available to limited partners based on the distributions pertaining to the current period’s net income.  After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the general partner and limited partners in accordance with the contractual terms of the partnership agreement.

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income to earnings before interest, taxes, depreciation and amortization (“EBITDA”) and excluding selected items impacting comparability (“Adjusted EBITDA”) reconciliations
Net Income	$288	$146	$994	$514
Add: Interest expense	63	64	253	248
Add: Income tax (benefit)/expense	17	3	45	(1)
Add: Depreciation and amortization	58	64	249	256
EBITDA	426	277	1,541	1,017
Selected items impacting comparability of EBITDA	45	45	57	89
Adjusted EBITDA	$471	$322	$1,598	$1,106

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Adjusted EBITDA to Implied Distributable Cash Flow (“DCF”)
Adjusted EBITDA	$471	$322	$1,598	$1,106
Interest expense	(63)	(64)	(253)	(248)
Maintenance capital	(43)	(30)	(120)	(93)
Current income tax benefit/(expense)	(13)	1	(38)	1
Equity earnings in unconsolidated entities, net of distributions	3	5	10	6
Distributions to noncontrolling interests (1)	(12)	(5)	(47)	(15)
Other	—	—	(1)	—
Implied DCF	$343	$229	$1,149	$757

(1)  Includes distributions that pertain to the current quarter’s net income and are to be paid in the subsequent quarter.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Cash flow from operating activities reconciliation
EBITDA	$426	$277	$1,541	$1,017
Current income tax benefit/(expense)	(13)	1	(38)	1
Interest expense	(63)	(64)	(253)	(248)
Net change in assets and liabilities, net of acquisitions	201	(467)	1,005	(609)
Other items to reconcile to cash flows from operating activities:
Equity compensation expense	54	48	110	98
Net cash provided by/(used in) operating activities	$605	$(205)	$2,365	$259

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES

FINANCIAL SUMMARY (unaudited)

FINANCIAL DATA RECONCILIATIONS

(in millions, except per unit data) (continued)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net income and earnings per limited partner unit excluding selected items impacting comparability

Net Income Attributable to Plains	$278	$142	$966	$505
Selected items impacting comparability of net income attributable to Plains	44	45	55	89
Adjusted Net Income Attributable to Plains	$322	$187	$1,021	$594

Net income available to limited partners in accordance with application of the two-class method for MLPs	$210	$94	$730	$330
Limited partners’ 98% of selected items impacting comparability	43	44	54	87
Adjusted limited partners’ net income	$253	$138	$784	$417

Adjusted basic net income per limited partner unit	$1.66	$0.99	$5.28	$3.05

Adjusted diluted net income per limited partner unit	$1.65	$0.99	$5.24	$3.03

Basic weighted average units outstanding	152	138	149	137

Diluted weighted average units outstanding	154	139	150	138

Contacts :	Roy I. Lamoreaux	Al Swanson
	Director, Investor Relations	Executive Vice President, CFO
	(713) 646-4222 — (800) 564-3036	(800) 564-3036

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333 Clay Street, Suite 1600 Houston, Texas 77002 713-646-4100 / 800-564-3036